UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2017

Quest Diagnostics Incorporated
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of Incorporation)

001-12215 (Commission File Number)	16-1387862 (I.R.S. Employer Identification No.)

500 Plaza Drive Secaucus, NJ	07094

(Address of principal executive offices)	(Zip Code)

(973) 520-2700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Item 8.01 Other Events

On November 20, 2017, Quest Diagnostics Incorporated (the “Company”) issued a press release providing an update on the financial impact of the Centers for Medicare and Medicaid Services’ publication of finalized Medicare reimbursement rates for clinical laboratory tests under the Clinical Lab Fee Schedule pursuant to the Protecting Access to Medicare Act (“PAMA”) announced November 17, 2017. The Company expects the impact of the final fee schedule rates under PAMA to be approximately 4% in 2018, and approximately 10% in both 2019 and 2020.  The Company will host a conference call to discuss these matters on Tuesday, November 21, 2017 at 8:30 a.m. Eastern Time.

A copy of the press release, dated November 20, 2017, is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference into this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit	Description

99.1	Press Release announcing the PAMA update, dated November 20, 2017

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

November 21, 2017

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ William J. O’Shaughnessy, Jr.
William J. O’Shaughnessy, Jr.
Deputy General Counsel and Secretary

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